Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

ORCHESTRA BIOMED HOLDINGS, INC.

Warrant Shares: 2,000,000	Issue Date: July [●], 2025

Initial Exercise Date: January [●], 2026

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Ligand Pharmaceuticals Incorporated or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date and on or prior to 5:00 p.m. (New York City time) on [●], 2035 (the “Termination Date”)1 but not thereafter, to subscribe for and purchase from Orchestra Biomed Holdings, Inc., a Delaware corporation (the “Company”), up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”); provided that this Warrant may only be exercised with respect to Warrant Shares that have Vested (as defined in Section 2(d) below). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) below. Pursuant to the Registration Rights Agreement between the Company and the Holder, dated of even date herewith (the “RRA”), subject to the terms and conditions of the RRA, the Company expects to file a registration statement on Form S-3 (or, if Form S-3 is not available to the Company, any other form the Company is eligible to use) (as applicable, the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of any Warrant Shares issued to the Holder.

Section 1.                Agreement. This Warrant is being issued pursuant to that certain Revenue Participation Right Purchase and Sale Agreement, dated July [●], 2025, by and between the Company and Holder (as may be amended or restated from time to time, the “Purchase and Sale Agreement”).

1 Ten years from the Issue Date.

Section 2.                Exercise.

(a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date with respect to Warrant Shares that have Vested and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Unless the cashless exercise procedure specified in Section 2(e) below (if available) is specified in the applicable Notice of Exercise, within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, and the date on which such Exercise Price is delivered to the Company is an “Exercise Date,” provided that if the cashless exercise procedure specified in Section 2(e) below is specified in the applicable Notice of Exercise, the Exercise Date shall be the date the Notice of Exercise is delivered to the Company. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased in connection with such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For purposes of this Warrant, “Trading Day” means any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted (the “Trading Market”).

(b)            Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $[●]2, subject to adjustment hereunder (the “Exercise Price”).

(c)            Mechanics of Exercise.

(i)            Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder (the “Exercise Shares”) to be transmitted by its transfer agent to the Holder (i) by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to the Holder and (ii) otherwise by delivering evidence of issuance of the Warrant Shares in book entry with the Company’s transfer agent, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise (or, evidence of such book entry issuance to the email address specified in such Notice of Exercise) by the date that is no less than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date. The Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s Depository Trust Company account or the date of the book entry positions evidencing such Warrant Shares. For purposes of this Warrant, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Issue Date was “T+1.”

2 NTD: The exercise price shall be a 30% premium to the higher of a) the volume weighted average price of the Common Stock on the Nasdaq Global Market for the 30 trading days preceding the issuance of such warrants as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) or b) the price per share of the Company’s contemplated public offering; provided, however, in no event shall the Exercise Price be below the “Minium Price” as such term is defined in Nasdaq Listing Rule 5635(d).

(ii)           Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause the transfer agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 2(c)(i) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request (i) pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price (as defined below) of a share of Common Stock on the Exercise Date and (ii) in the Holder’s sole discretion, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 2(c)(i). The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, including the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

(iii)         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value (based on the Closing Sale Price) for any such fractional shares.

(v)          Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vi)         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(d)            Vested Warrants.

(i)            The Warrant Shares shall vest as follows (upon such vesting, such Warrants Shares shall be “Vested”): (a) 1,142,857 of the Warrant Shares (the “First Tranche”) shall vest as of the Issue Date and (ii) 857,143 of the Warrant Shares (the “Second Tranche”) shall vest on the date of payment of the Second Installment (as such term is defined in the Purchase and Sale Agreement) pursuant to the terms and conditions of the Purchase and Sale Agreement.

(ii)           In the event that the Second Installment is not paid, this Warrant shall only be exercisable with respect to the First Tranche.

(e)            Cashless Exercise if Registration Statement Not Available. If, and only if, at the time of exercise of this Warrant the Registration Statement is not effective (or the prospectus contained therein is not available for use) for the resale of all of the Warrant Shares that can be issued pursuant to this Warrant, then the Holder may, in lieu of payment of the Exercise Price in the manner as specified in Section 2(a) above, but otherwise in accordance with the requirements of Section 2(a), at its option, exercise this Warrant, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive, and the Company shall issue to the Holder, such number of fully paid and non-assessable Warrant Shares determined as follows: X = Y[(A-B)/A] (“Cashless Exercise”), where:

(X)            =       the number of Warrant Shares to be issued to the Holder;

(A)            =       the Closing Sale Price (as defined below) of the shares of Common Stock (as of the Trading Day on the date immediately preceding the Exercise Date;

(B)            =       the Exercise Price of this Warrant, as adjusted hereunder; and

(Y)            =       the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise pursuant to Section 2(a) rather than a cashless exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

For purposes of Rule 144, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Securities and Exchange Commission (the “Commission”) continues to take the position that such treatment is proper at the time of such exercise).

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(d).

Section 3.                Certain Adjustments.

(a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the number of Warrant Shares shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification; provided, however, if an adjustment is made immediately after the record date for the determination of stockholders entitled to receive a dividend or distribution but such dividend or distribution is not so made, the number of Warrant Shares shall be readjusted, effective as of the date the Company’s Board of Directors determines not to make such dividend or distribution, to the number of Warrant Shares issuable upon exercise of this Warrant that would then be in effect at such time had no such adjustment been made.

(b)            Rights Upon Distribution of Assets. If, on or after the Issue Date and on or prior to the Termination Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 3(a) and any Fundamental Transaction subject to Section 3(c) (a “Distribution”), then, in each such case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such Distribution by a fraction, of which the denominator shall be the Closing Sale Price determined as of the record date, and of which the numerator shall be such Closing Sale Price on such record date less the then per share fair market value at such record date of the portion of such Distribution so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. The adjustment shall be described in a statement provided to the Holder. Such adjustment shall be made whenever any such Distribution is made and shall become effective immediately after the applicable record date.

(c)            Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 3(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Vested Warrant Shares then issuable upon exercise of this Warrant(the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 2(e) above or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. For purposes of this Warrant, “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or any other entity or organization.

(d)            Number of Warrant Shares. Simultaneously with any adjustment to the number of Warrant Shares pursuant to Section 3, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(e)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)            Notice to Holder.

(i)            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by e-mail a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize any Distribution, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or any Fundamental Transaction, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by e-mail to the Holder at its last e-mail address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice of such transaction in order to enable the Holder to participate in or vote with respect to such transaction; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

(a)            Investment Purpose. This Warrant and the Warrant Shares are being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration under the Securities Act or an exemption from the registration requirements of the Securities Act. Holder is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(b)            Private Issue. The Holder understands (i) that the Warrant Shares are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 4.

(c)            Risk of No Registration. Without in any way limiting the Company’s obligations under this Warrant, the Holder understands that if the Common Stock is not registered with the Commission pursuant to Section 12 of the Exchange Act or the Company is not required to file reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act, or if a registration statement is not effective under the Securities Act covering the resale of the Warrant Shares when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant or (ii) the Warrant Shares, as applicable, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of (A) its rights hereunder to purchase Warrant Shares or (B) Warrant Shares which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(d)            Restricted Securities. The Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act or registered or qualified under the securities laws of any state, and are issued in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that the Company is under no obligation to so register or qualify this Warrant or the Warrant Shares, except to the extent provided in the RRA. The Holder understands that this Warrant and any Warrant Shares issued upon any exercise hereof are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, unless exemptions from such registration and qualification are otherwise available.

(e)            Accredited Investor. The Holder is, and on each date on which it exercises any portion of this Warrant it will be, an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

Section 5.                Transfer of Warrant.

(a)            Transferability. This Warrant and the Warrant Shares issued upon exercise hereof may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company or its transfer agent, as reasonably requested by the Company or such transfer agent). Subject to the immediately preceding sentence, the Holder may transfer all or part of this Warrant or the Warrant Shares to any transferee; provided, that in connection with any such transfer of this Warrant, Holder will give the Company notice of the portion of the Warrant being transferred, with the name, address and taxpayer identification number of the transferee in accordance with Exhibit B hereto, and the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and to the Holder if applicable); and provided further, that any transferee of this Warrant shall make substantially the representations set forth in Section 4 above and shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

(b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)            Removal of Legends. In connection with any sale or other transfer of Warrant Shares that complies with all applicable securities laws, and subject to the Company’s receipt from the Holder of customary representations and other documentation reasonably acceptable to the Company, the Company shall, within the Standard Settlement Period following any request therefor from the Holder, (A) deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry position Warrant Shares and (B) cause its counsel to deliver to the transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the transfer agent to effect the removal of the legends in accordance with the provisions hereof. The Company shall be responsible for the fees of its transfer agent.

Section 6.                Miscellaneous.

(a)            No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c). Without limiting the rights of a Holder to receive Warrant Shares on a Cashless Exercise, and to receive the cash payments contemplated pursuant to Section 2(c)(iv), in no event will the Company be required to net cash settle an exercise of this Warrant.

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)            Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f)            Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

(g)            Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws.

(h)            Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(i)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Orchestra Biomed Holdings, Inc., 150 Union Square Drive, New Hope, Pennsylvania 18938, Attention: Chief Financial Officer, e-mail address: ataylor@orchestrabiomed.com, or such other number, e-mail address or address as the Company may specify for such purposes by written notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the e-mail address or address of such Holder appearing on the signature page to this Warrant or to such other address as the Holder may designate for itself by notice given in accordance with this Section 6(i). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 6(i) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 6(i) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(j)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

(n)            Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by their respective officers thereunto duly authorized as of the date first above indicated.

ORCHESTRA BIOMED HOLDINGS, INC.

By:
Name:	Andrew Taylor
Title:	Chief Financial Officer

HOLDER

By:
Name:	[●]
Title:	[●]

Address of Holder:

Email of Holder:

EXHIBIT A

NOTICE OF EXERCISE

TO:      ORCHESTRA BIOMED HOLDINGS, INC.

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)            Payment shall take the form of (check applicable box):

☐      in lawful money of the United States; or

☐      the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(d) of the Warrant, to exercise the Warrant with respect to the cashless exercise procedure set forth in Section 2(d) of the Warrant.

(3)            Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares (or the direct registration statement with respect to the Warrant Shares) shall be delivered to the following [DWAC Account Number][address and email]:

_______________________________

_______________________________

_______________________________

(4)           The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

HOLDER

Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the certain Warrant, dated July [●], 2025, issued by the Company to the Holder, and all rights evidenced thereby [with respect to [●] Warrant Shares] are hereby assigned to

Name:
(Please Print)

Address:	(Please Print)

Taxpayer Identification Number

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address: